[Letterhead of Jones, Jensen & Company]

                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Nugget Exploration, Inc.
Cherry Hill, New Jersey

We hereby consent to the use in this Registration Statement of Nugget Exploration, Inc. on Form SB-2, of our report dated July 21, 1999 in the Form SB-2 of Nugget Exploration, Inc. for the years ended May 31, 1999 and 1998, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

 /s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah

January 12, 2000














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